Exhibit 10.1

MPG OFFICE TRUST, INC.
AMENDED AND RESTATED INDEMNIFICATION AGREEMENT

This AMENDED AND RESTATED INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of [Execution Date], by and between MPG Office Trust, Inc., a Maryland corporation (the “Company”), and [Name of Indemnitee] (the “Indemnitee”).
WHEREAS, it is essential that the Company be able to retain and attract as directors and officers the most capable persons available;
WHEREAS, the Company’s bylaws (the “Bylaws”) permit it to enter into indemnification arrangements and agreements;
WHEREAS, pursuant to an existing Indemnification Agreement, dated as of [Prior Date], by and between the Company and the Indemnitee (the “Prior Agreement”), the Company has provided the Indemnitee with specific contractual assurances of the Indemnitee’s rights to full indemnification against litigation risks and expenses (regardless, among other things, of any amendment to or revocation of the Bylaws or any change in the ownership of the Company or the composition of its Board of Directors) and, to the extent insurance is available, the coverage of the Indemnitee under the Company’s directors and officers liability insurance policies;
WHEREAS, the parties by this Agreement desire to amend and restate the Prior Agreement and set forth their agreement regarding indemnification and advance of expenses; and
WHEREAS, the Indemnitee is relying upon the rights afforded under this Agreement in continuing to serve as a director or officer of the Company.
NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Company and the Indemnitee do hereby covenant and agree as follows:
Section 1.    Definitions. For purposes of this Agreement:
(a)    “Change in Control” means a change in control of the Company occurring after the Effective Date of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if, after the Effective Date (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of all of the Company’s then-outstanding securities entitled to vote generally in the election of directors without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person’s attaining such percentage interest; (ii) the Company is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization not approved by at least two-thirds of the members of the

Board of Directors then in office, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) at any time, a majority of the members of the Board of Directors are not individuals (A) who were directors as of the Effective Date or (B) whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by the affirmative vote of at least two-thirds of the directors then in office who were directors as of the Effective Date or whose election or nomination for election was previously so approved;
(b)    “Corporate Status” means the status of a person as a present or former director, officer, employee or agent of the Company or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company. As a clarification and without limiting the circumstances in which the Indemnitee may be serving at the request of the Company, service by the Indemnitee shall be deemed to be at the request of the Company: (i) if the Indemnitee serves or served as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any corporation, partnership, limited liability company, joint venture, trust or other enterprise (1) of which a majority of the voting power or equity interest is owned directly or indirectly by the Company or (2) the management of which is controlled directly or indirectly by the Company, or (ii) if, as a result of the Indemnitee’s service to the Company or any of its affiliated entities, the Indemnitee is subject to duties by, or required to perform services for, an employee benefit plan or its participants or beneficiaries, including as a deemed fiduciary thereof;
(c)    “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification and/or advance of Expenses is sought by the Indemnitee;
(d)    “Effective Date” means the date set forth in the first paragraph of this Agreement;
(e)    “Expenses” means any and all reasonable and out-of-pocket attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties and any other disbursements or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in or otherwise participating in a Proceeding. Expenses shall also include Expenses incurred in connection with any appeal resulting from any Proceeding including, without limitation, the premium for, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent;
(f)    “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither is, nor in the past five years has been, retained to represent: (i) the Company or the Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements), or (ii) any other party to or participant or witness in the Proceeding giving rise to a claim for indemnification or advance of Expenses hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement; and
(g)    “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative (formal or informal) nature, including any appeal therefrom, except one pending or completed on or before the Effective Date, unless otherwise specifically agreed in writing by the Company and the Indemnitee or if it would have been covered by the Prior Agreement. If the Indemnitee reasonably believes that a given situation may lead to or culminate in the institution of a Proceeding, such situation shall also be considered a Proceeding.
Section 2.    Services by the Indemnitee. In consideration of the Company’s covenants and commitments hereunder, the Indemnitee agrees to serve as a director or officer of the Company. However, this Agreement shall not impose any independent obligation on the Indemnitee or the Company to continue the Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any. This Agreement shall not be deemed an employment contract between the Company (or any other entity) and the Indemnitee.
Section 3.    General. The Company shall indemnify, and advance Expenses to, the Indemnitee (a) as provided in this Agreement and (b) as otherwise to the maximum extent permitted by Maryland law in effect on the Effective Date and as amended from time to time; provided, however, that no change in Maryland law shall have the effect of reducing the benefits available to the Indemnitee hereunder based on Maryland law as in effect on the Effective Date. The rights of the Indemnitee provided in this Section 3 shall include, without limitation, the rights set forth in the other sections of this Agreement, including any additional indemnification permitted by Section 2-418(g) of the Maryland General Corporation Law (the “MGCL”).
Section 4.    Standard for Indemnification. If, by reason of the Indemnitee’s Corporate Status, the Indemnitee is, or is threatened to be, made a party to any Proceeding, the Company shall indemnify the Indemnitee against all judgments, penalties, fines and amounts paid in settlement and all Expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection with any such Proceeding unless it is established by clear and convincing evidence that (a) the act or omission of the Indemnitee was material to the matter giving rise to the Proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the Indemnitee actually received an improper personal benefit in money, property or services or (c) in the case of any criminal Proceeding, the Indemnitee had reasonable cause to believe that [his/her] conduct was unlawful.

Section 5.    Certain Limits on Indemnification. Notwithstanding any other provision of this Agreement (other than Section 6), the Indemnitee shall not be entitled to:
(a)    indemnification hereunder if the Proceeding was one by or in the right of the Company and the Indemnitee is adjudged to be liable to the Company;
(b)    indemnification hereunder if the Indemnitee is adjudged to be liable on the basis that personal benefit was improperly received in any Proceeding charging improper personal benefit to the Indemnitee, whether or not involving action in the Indemnitee’s Corporate Status; or
(c)    indemnification or advance of Expenses hereunder if the Proceeding was brought by the Indemnitee, unless: (i) the Proceeding was brought to enforce indemnification under this Agreement, and then only to the extent in accordance with and as authorized by Section 12 of this Agreement, or (ii) the Company’s charter (the “Charter”) or the Bylaws, a resolution of the stockholders entitled to vote generally in the election of directors or of the Board of Directors or an agreement approved by the Board of Directors to which the Company is a party expressly provide otherwise.
Section 6.    Court-Ordered Indemnification. Notwithstanding any other provision of this Agreement, a court of appropriate jurisdiction, upon application of the Indemnitee and such notice as the court shall require, may order indemnification of the Indemnitee by the Company in the following circumstances:
(a)    if such court determines that the Indemnitee is entitled to reimbursement under Section 2-418(d)(1) of the MGCL, the court shall order indemnification, in which case the Indemnitee shall be entitled to recover the Expenses of securing such reimbursement; or
(b)    if such court determines that the Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the Indemnitee (i) has met the standards of conduct set forth in Section 2-418(b) of the MGCL or (ii) has been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any Proceeding by or in the right of the Company or in which liability shall have been adjudged in the circumstances described in Section 2-418(c) of the MGCL shall be limited to Expenses.
Section 7.    Indemnification for Expenses of an Indemnitee Who is Wholly or Partially Successful. Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that the Indemnitee was or is, by reason of [his/her] Corporate Status, made a party to (or otherwise becomes a participant in) any Proceeding and is successful, on the merits or otherwise, in the defense of such Proceeding, the Indemnitee shall be indemnified for all Expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection therewith. If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee under this Section 7 for all Expenses actually and reasonably incurred by the Indemnitee or on the

Indemnitee’s behalf in connection with each such claim, issue or matter, allocated on a reasonable and proportionate basis. For purposes of this Section 7, and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
Section 8.    Advance of Expenses for the Indemnitee. If, by reason of the Indemnitee’s Corporate Status, the Indemnitee is, or is threatened to be, made a party to any Proceeding, the Company shall, without requiring a preliminary determination of the Indemnitee’s ultimate entitlement to indemnification hereunder, advance all reasonable Expenses incurred by or on behalf of the Indemnitee in connection with such Proceeding. Such advance or advances shall be made within ten days after the receipt by the Company of a statement or statements requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding, and may be in the form of, in the reasonable discretion of the Indemnitee (but without duplication) (a) payment of such Expenses directly to third parties on behalf of the Indemnitee, (b) advancement to the Indemnitee of funds in an amount sufficient to pay such Expenses or (c) reimbursement to the Indemnitee for the Indemnitee’s payment of such Expenses. Such statement or statements shall reasonably evidence the Expenses incurred by the Indemnitee and shall include or be preceded or accompanied by a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized by law and by this Agreement has been met and a written undertaking by or on behalf of the Indemnitee, in substantially the form attached hereto as Exhibit A or in such form as may be required under applicable law as in effect at the time of the execution thereof, to reimburse the portion of any Expenses advanced to the Indemnitee relating to claims, issues or matters in the Proceeding as to which it shall ultimately be established, by clear and convincing evidence, that the standard of conduct has not been met by the Indemnitee and which have not been successfully resolved as described in Section 7 of this Agreement. To the extent that Expenses advanced to the Indemnitee do not relate to a specific claim, issue or matter in the Proceeding, such Expenses shall be allocated on a reasonable and proportionate basis. The undertaking required by this Section 8 shall be an unlimited general obligation by or on behalf of the Indemnitee and shall be accepted without reference to the Indemnitee’s financial ability to repay such advanced Expenses and without any requirement to post security therefor.
Section 9.    Indemnification and Advance of Expenses as a Witness or Other Participant. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is or may be, by reason of the Indemnitee’s Corporate Status, made a witness or otherwise asked to participate in any Proceeding, whether instituted by the Company or any other party, and to which the Indemnitee is not a party, the Indemnitee shall be advanced all reasonable Expenses and indemnified against all Expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection therewith within ten days after the receipt by the Company of a statement or statements requesting any such advance or indemnification from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by the Indemnitee.

Section 10.    Procedure for Determination of Entitlement to Indemnification.
(a)    To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The Indemnitee may submit one or more such requests from time to time and at such time(s) as the Indemnitee deems appropriate in the Indemnitee’s sole discretion. The officer of the Company receiving any such request from the Indemnitee shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.
(b)    Upon written request by the Indemnitee for indemnification pursuant to Section 10(a) above, a determination, if required by applicable law, with respect to the Indemnitee’s entitlement thereto shall promptly be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel, in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee, which Independent Counsel shall be selected by the Indemnitee and approved by the Board of Directors in accordance with Section 2-418(e)(2)(ii) of the MGCL, which approval shall not be unreasonably withheld; or (ii) if a Change in Control shall not have occurred, (A) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors or, if such a quorum cannot be obtained, then by a majority vote of a duly authorized committee of the Board of Directors consisting solely of one or more Disinterested Directors, (B) if Independent Counsel has been selected by the Board of Directors in accordance with Section 2-418(e)(2)(ii) of the MGCL and approved by the Indemnitee, which approval shall not be unreasonably withheld, by Independent Counsel, in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee or (C) if so directed by a majority of the members of the Board of Directors, by the stockholders of the Company. If it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within ten days after such determination. The Indemnitee shall cooperate with the person, persons or entity making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination in the discretion of the Board of Directors or Independent Counsel if retained pursuant to clause (ii)(B) of this Section 10(b). Any Expenses incurred by the Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Company shall indemnify and hold the Indemnitee harmless therefrom.
(c)    The Company shall pay the reasonable fees and expenses of Independent Counsel, if one is appointed.
Section 11.    Presumptions and Effect of Certain Proceedings.
(a)    In making any determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement if the Indemnitee has submitted a request for indemnification in accordance with Section 10(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making of any determination contrary to that presumption.
(b)    The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, upon a plea of nolo contendere or its equivalent, or entry of an order of probation prior to judgment, does not create a presumption that the Indemnitee did not meet the requisite standard of conduct described herein for indemnification.
(c)    The knowledge and/or actions, or failure to act, of any other director, officer, employee or agent of the Company or any other director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise shall not be imputed to the Indemnitee for purposes of determining any other right to indemnification under this Agreement.
Section 12.    Remedies of the Indemnitee.
(a)    If (i) a determination is made pursuant to Section 10(b) of this Agreement that the Indemnitee is not entitled to indemnification under this Agreement, (ii) advance of Expenses is not timely made pursuant to Sections 8 or 9 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 10(b) of this Agreement within 60 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Sections 7 or 9 of this Agreement within ten days after receipt by the Company of a written request therefor, or (v) payment of indemnification pursuant to any other section of this Agreement or the Charter or Bylaws is not made within ten days after a determination has been made that the Indemnitee is entitled to indemnification, the Indemnitee shall be entitled to an adjudication in an appropriate court located in the State of Maryland, or in any other court of competent jurisdiction, of the Indemnitee’s entitlement to such indemnification or advance of Expenses. Alternatively, the Indemnitee, at the Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Indemnitee shall commence a proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which the Indemnitee first has the right to commence such proceeding pursuant to this Section 12(a); provided, however, that the foregoing clause shall not apply to a proceeding brought by the Indemnitee to enforce [his/her] rights under Section 7 of this Agreement. Except as set forth herein, the provisions of Maryland law (without regard to its conflicts of laws rules) shall apply to any such arbitration. The Company shall not oppose the Indemnitee’s right to seek any such adjudication or award in arbitration.
(b)    In any judicial proceeding or arbitration commenced pursuant to this Section 12, the Indemnitee shall be presumed to be entitled to indemnification or advance of Expenses, as the case may be, under this Agreement and the Company shall have the burden of proving that the Indemnitee is not entitled to indemnification or advance of Expenses, as the case may be. If the Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 12, the Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 8 of this Agreement until a final determination is made with respect to the Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed). The Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all of the provisions of this Agreement.
(c)    If a determination shall have been made pursuant to Section 10(b) of this Agreement that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12, absent a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification.
(d)    In the event that the Indemnitee is successful in seeking, pursuant to this Section 12, a judicial adjudication of or an award in arbitration to enforce the Indemnitee’s rights under, or to recover damages for breach of, this Agreement, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company for, any and all Expenses actually and reasonably incurred by [him/her] in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advance of Expenses sought, the Expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.
(e)    Interest shall be paid by the Company to the Indemnitee at the maximum rate allowed to be charged for judgments under the Courts and Judicial Proceedings Article of the Annotated Code of Maryland for amounts which the Company pays or is obligated to pay for the period (i) commencing with either the tenth day after the date on which the Company was requested to advance Expenses in accordance with Sections 8 or 9 of this Agreement or the 60th day after the date on which the Company was requested to make the determination of entitlement to indemnification under Section 10(b) of this Agreement, as applicable, and (ii) ending on the date such payment is made to the Indemnitee by the Company.
Section 13.    Defense of the Underlying Proceeding.
(a)    The Indemnitee shall notify the Company promptly in writing upon being served with any summons, citation, subpoena, complaint, indictment, request or other document relating to any Proceeding which may result in the right to indemnification or the advance of Expenses hereunder and shall include with such notice a description of the nature of the Proceeding and a summary of the facts underlying the Proceeding. The failure to give any such notice shall not disqualify the Indemnitee from the right, or otherwise affect in any manner any right of the Indemnitee, to indemnification or the advance of Expenses under this Agreement unless the Company’s ability to defend in such Proceeding or to obtain proceeds under any insurance policy is materially and adversely prejudiced thereby, and then only to the extent the Company is thereby actually so prejudiced.

(b)    Subject to the provisions of the last sentence of this Section 13(b) and of Section 13(c) below, the Company shall have the right to defend the Indemnitee in any Proceeding which may give rise to indemnification hereunder; provided, however, that the Company shall notify the Indemnitee of any such decision to defend within 15 calendar days following receipt of notice of any such Proceeding under Section 13(a) above. The Company shall not, without the prior written consent of the Indemnitee, which shall not be unreasonably withheld or delayed, consent to the entry of any judgment against the Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of the Indemnitee, (ii) does not include, as an unconditional term thereof, the full release of the Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to the Indemnitee or (iii) would impose any Expense, judgment, fine, penalty or limitation on the Indemnitee. This Section 13(b) shall not apply to a Proceeding brought by the Indemnitee under Section 12 of this Agreement.
(c)    Notwithstanding the provisions of Section 13(b) above, if in a Proceeding to which the Indemnitee is a party by reason of the Indemnitee’s Corporate Status, (i) the Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Company, which approval shall not be unreasonably withheld, that the Indemnitee may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with other defendants in such Proceeding, (ii) the Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Company, which approval shall not be unreasonably withheld, that an actual or apparent conflict of interest or potential conflict of interest exists between the Indemnitee and the Company, or (iii) if the Company fails to assume the defense of such Proceeding in a timely manner, the Indemnitee shall be entitled to be represented by separate legal counsel of the Indemnitee’s choice, subject to the prior approval of the Company, which approval shall not be unreasonably withheld, at the expense of the Company. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any Proceeding to deny or to recover from the Indemnitee the benefits intended to be provided to the Indemnitee hereunder, the Indemnitee shall have the right to retain counsel of the Indemnitee’s choice, subject to the prior approval of the Company, which approval shall not be unreasonably withheld, at the expense of the Company (subject to Section 12(d) of this Agreement), to represent the Indemnitee in connection with any such matter.
Section 14.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Indemnitee as follows:
(a) Authority. The Company has all necessary corporate power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.
(b) Enforceability. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally or general equitable principles, and to the extent limited by applicable federal or state securities laws.
Section 15.    Insurance.
(a)    The Company will use its reasonable best efforts to acquire directors and officers liability insurance, on terms and conditions deemed appropriate by the Board of Directors, with the advice of counsel, covering the Indemnitee or any claim made against the Indemnitee by reason of [his/her] Corporate Status and covering the Company for any indemnification or advance of Expenses made by the Company to the Indemnitee for any claims made against the Indemnitee by reason of [his/her] Corporate Status. In the event of a Change in Control, the Company shall maintain in force, any and all directors and officers liability insurance policies that were maintained by the Company immediately prior to the Change in Control for a period of six years with the insurance carrier or carriers and through the insurance broker in place at the time of the Change in Control; provided, however, (i) if the carriers will not offer the same policy and an expiring policy needs to be replaced, a policy substantially comparable in scope and amount shall be obtained and (ii) if any replacement insurance carrier is necessary to obtain a policy substantially comparable in scope and amount, such insurance carrier shall have an AM Best rating that is the same or better than the AM Best rating of existing insurance carrier; provided, further, however, in no event shall the Company be required to expend in the aggregate in excess of 300% of the annual premium or premiums paid by the Company for directors and officers liability insurance in effect on the date of the Change in Control. In the event that 300% of the annual premium paid by the Company for such existing directors and officers liability insurance is insufficient for such coverage, the Company shall spend up to that amount to purchase such lesser coverage as may be obtained with such amount.
(b)    Without in any way limiting any other obligation under this Agreement, the Company shall indemnify the Indemnitee for any payment by the Indemnitee arising out of the amount of any deductible or retention and the amount of any excess of the aggregate of all judgments, penalties, fines, settlements and Expenses incurred by the Indemnitee in connection with a Proceeding over the coverage of any insurance referred to in the previous sentence. The purchase, establishment and maintenance of any such insurance shall not in any way limit or affect the rights or obligations of the Company or the Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and the Indemnitee shall not in any way limit or affect the rights or obligations of the Company under any such insurance policies. If, at the time the Company receives notice from any source of a Proceeding to which the Indemnitee is a party or a participant (as a witness or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.

Section 16.    Fees and Expenses. During the term of the Indemnitee’s service as a director or officer, the Company shall promptly reimburse the Indemnitee for all expenses incurred by [him/her] in connection with [his/her] service as a director or officer or member of any board committee or otherwise in connection with the Company’s business.
Section 17.    Non-Exclusivity; Survival of Rights; Subrogation.
(a)    The rights of indemnification and advance of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Charter or Bylaws, any agreement or a resolution of the stockholders entitled to vote generally in the election of directors or of the Board of Directors, or otherwise. Unless consented to in writing by the Indemnitee, no amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of the Indemnitee under this Agreement in respect of any action taken or omitted by the Indemnitee in [his/her] Corporate Status prior to such amendment, alteration or repeal, regardless of whether a claim with respect to such action or inaction is raised prior or subsequent to such amendment, alteration or repeal. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right or remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prohibit the concurrent assertion or employment of any other right or remedy.
(b)    In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
Section 18.    Coordination of Payments. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable or payable or reimbursable as Expenses hereunder, if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.
Section 19.    Contribution. If the indemnification provided in this Agreement is unavailable in whole or in part and may not be paid to the Indemnitee for any reason, other than for failure to satisfy the standard of conduct set forth in Section 4 or due to the provisions of Section 5, then, with respect to any Proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such Proceeding), to the fullest extent permissible under applicable law, the Company, in lieu of indemnifying and holding harmless the Indemnitee, shall pay, in the first instance, the entire amount incurred by the Indemnitee, whether for Expenses, judgments, penalties, and/or amounts paid or to be paid in settlement, in connection with any Proceeding without requiring the Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against the Indemnitee.
Section 20.    Reports to Stockholders. To the extent required by the MGCL, the Company shall report in writing to its stockholders the payment of any amounts for indemnification of, or advance of Expenses to, the Indemnitee under this Agreement arising out of a Proceeding by or in the right of the Company with the notice of the meeting of stockholders of the Company next following the date of the payment of any such indemnification or advance of Expenses or prior to such meeting.
Section 21.    Duration of Agreement; Binding Effect.
(a)    This Agreement shall continue until and terminate on the later of (i) the date that the Indemnitee shall have ceased to serve as a director, officer, employee or agent of the Company or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company and (ii) the date that the Indemnitee is no longer subject to any actual or possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by the Indemnitee pursuant to Section 12 of this Agreement).
(b)    The indemnification and advance of Expenses provided by, or granted pursuant to, this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company, and shall inure to the benefit of the Indemnitee and the Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.
(c)    The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
(d)    The Company and the Indemnitee agree that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause the Indemnitee irreparable harm. Accordingly, the parties hereto agree that the Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, the Indemnitee shall not be precluded from seeking or obtaining any other relief to which the Indemnitee may be entitled. The Indemnitee shall further be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertakings in connection therewith. The Company acknowledges that, in the absence of a waiver, a bond or undertaking may be required of the Indemnitee by a court, and the Company hereby waives any such requirement of such a bond or undertaking.
Section 22.    Change in Law. To the extent that a change in applicable law (whether by statute or judicial decision) shall permit broader indemnification than is provided under the terms of the Charter, the Bylaws and this Agreement, the Indemnitee shall be entitled to such broader indemnification and this Agreement shall be deemed to be amended to such extent.
Section 23.    Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
Section 24.    Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
Section 25.    Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
Section 26.    Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, on the day of such delivery, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:
(a)    If to the Indemnitee, to the address set forth on the signature page hereto.
(b)    If to the Company, to:
MPG Office Trust, Inc.
355 South Grand Avenue, Suite 3300
Los Angeles, California 90071
Attn: [GENERAL COUNSEL]

or to such other address as may have been furnished in writing to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

Section 27.    Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland, without regard to its conflicts of laws rules.
Section 28.    Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. One such counterpart signed by the party against whom enforceability is sought shall be sufficient to evidence the existence of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
MPG OFFICE TRUST, INC.

By: ________________________________
Name:
Title:

INDEMNITEE

____________________________________
Name:
Address:

EXHIBIT A
AFFIRMATION AND UNDERTAKING TO REPAY EXPENSES ADVANCED
To: The Board of Directors of MPG Office Trust, Inc.

Re: Affirmation and Undertaking

Ladies and Gentlemen:

This Affirmation and Undertaking is being provided pursuant to that certain Indemnification Agreement, dated as of [Execution Date], by and between MPG Office Trust, Inc., a Maryland corporation (the “Company”), and the undersigned Indemnitee (the “Indemnification Agreement”), pursuant to which I am entitled to an advance of Expenses in connection with [Description of Proceeding] (the “Proceeding”).
Terms used herein and not otherwise defined shall have the meanings specified in the Indemnification Agreement.
I am subject to the Proceeding by reason of my Corporate Status or by reason of alleged actions or omissions by me in such capacity. I hereby affirm my good faith belief that at all times, insofar as I was involved as a director or officer of the Company, in any of the facts or events giving rise to the Proceeding, I (1) did not act with bad faith or active or deliberate dishonesty, (2) did not receive any improper personal benefit in money, property or services and (3) in the case of any criminal proceeding, had no reasonable cause to believe that any act or omission by me was unlawful.
In consideration of the advance of Expenses by the Company for reasonable attorneys’ fees and related Expenses incurred by me in connection with the Proceeding (the “Advanced Expenses”), I hereby agree that if, in connection with the Proceeding, it is established that (1) an act or omission by me was material to the matter giving rise to the Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty or (2) I actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, I had reasonable cause to believe that the act or omission was unlawful, then I shall promptly reimburse the portion of the Advanced Expenses relating to the claims, issues or matters in the Proceeding as to which the foregoing findings have been established.
IN WITNESS WHEREOF, I have executed this Affirmation and Undertaking on this _____ day of _______________, 20____.

_____________________________
Name: